  [CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THIS AGREEMENT
    HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                                   EXHIBIT 10.16

                                                   MANAGEMENT SERVICES AGREEMENT
--------------------------------------------------------------------------------
Prepared by: Betty J. Michelson                          January 31, 2000
                                                         Revision: April 4, 2000

This Services Agreement (this "Agreement") is entered into as of this 31st day of January, 2000 (the "Effective Date") by and between ICT Group, Inc., a Pennsylvania corporation with its principal offices at 800 Town Center Drive, Langhorne, PA 19047-1748 ("ICT"), and TheraSense, a California corporation with its principal offices at 1360 South Loop Road, Alameda, CA 94502 ("Client").

WHEREAS, ICT is in the business of providing telemarketing and customer support services to the business community and life science companies; and

WHEREAS, ICT and Client desire to enter into this Agreement pursuant to which ICT will provide such services in accordance with and subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound thereby, ICT and Client hereby agree as follows:

SECTION 1.  Services

1.1 ICT agrees that it will furnish Client with the specific services described in Schedule A (the "Services") at the specific service levels described in
   ----------
Schedule B (the "Service Levels").
----------

1.2 ICT may provide additional services to Client ("Supplemental Services"), subject to the reasonable availability and expertise of ICT personnel, at such additional cost for such Supplemental Services as agreed in writing by both parties. Any Supplemental Services shall be provided at ICT's discretion in accordance with the terms and conditions of this Agreement pursuant to an approved Service Enhancement Request entered into by ICT and Client in accordance with Section 10 of this Agreement (see Section 10).

SECTION 2.  Certain Client Obligations

2.1 Upon ICT's reasonable request, Client agrees to make its personnel, including appropriate professional personnel, administrative personnel and other employees, available for consultation at mutually convenient times in order to assist ICT in performing its obligations under this Agreement.

2.2 If Client has agreed to provide a committed volume of business under this Agreement, such commitment shall be as specified in Schedule A hereto.

SECTION 3.  Term

3.1 Subject to the events of termination of Section 14 herein, the initial term of this Agreement (the "Initial Term") shill commence on the Effective Date and continue until (the third anniversary thereof.

3.2 Subject to the events of termination of Section 14 herein, at the end of the Initial Term this Agreement shall automatically renew for consecutive two-year terms unless either party notifies the other in writing at least ninety
(90) days prior to the end of the Initial Term, or then-current renewal term, that such party desires this Agreement to expire at the end of such term, in which case this Agreement shall automatically so expire.

SECTION 4.  Quality Assurance

4.1 ICT agrees to use commercially reasonable efforts at all times to provide the Services at the specified Service Levels.

4.2 ICT will institute a system for observing and monitoring the Services provided to ensure Services are being provided at the specified Service Levels. Failure to substantially provide specified service levels can be considered a material breach and subject to termination of contract subject to the terms and conditions of this Agreement. If Client so requests, ICT will provide Client with the results of such observations and monitoring at regular intervals. ICT shall advise all persons who are silently observed and/or monitored that they are subject to such observation and/or monitoring during performance of their work.

SECTION 5.  Confidentiality

5.1 In connection with this Agreement, each of ICT and Client (in such capacity, the "Recipient") shall receive, develop or be given access to, certain information and materials deemed confidential and/or proprietary by the other party hereto (in such capacity, the "Disclosing Party"), including, without limitation, trade secrets, know-how, technical data and/or other information and materials pertaining to (i) this Agreement and its terms and conditions; (ii) the Services or Supplemental Services; or (iii) the Disclosing Party's products, services, customers, potential customers, employees, operating methods, distribution methods, sales, sales plans, sales methods, profits, markets, financing or plans for future development (collectively, "Confidential Information"). Notwithstanding the foregoing sentence, "Confidential Information" shall not include any information or materials which:

     a. prior to disclosure, are or were known or generally available to the public;

     b. after disclosure, become known to the public through no act or omission of the Recipient or any third party with an obligation of confidentiality to the Disclosing Party;

     c. are or were independently developed by or for the Recipient, as evidenced by written records of the Recipient;

     d. are required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order; provided, however, that the Recipient shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest or limit such disclosure at the Disclosing Party's sole expense; or

     e.  as agreed to in writing by the Disclosing Party and the Recipient.

5.2 The Recipient shall take steps to prevent the Disclosing Party's Confidential Information from being disclosed to any third party. Notwithstanding the foregoing, the Recipient may disclose such Confidential Information to those directors, officers, employees, agents, consultants and subcontractors (each, a "Representative," and collectively, "Representatives") of the Recipient who have a need to know such information in connection with performance under or enforcement of this Agreement; provided that each Representative, prior to such disclosure, is informed by the Recipient of the confidential nature of such information and of the confidentiality obligations imposed on the Recipient under this Agreement. The Recipient shall be responsible for any and all breaches of this Section 5 by its Representatives. As used herein, "all necessary" means the steps that the Recipient takes to protect its own, similarly confidential and/or proprietary information, which steps shall not be less than a reasonable standard of care.

5.3 The Recipient and its Representatives shall use the Disclosing Party's Confidential Information solely in connection with performance under or enforcement of this Agreement and for no other purpose.

5.4 Upon termination of this Agreement, or at any other time upon the written request of the Disclosing Party, all tangible Confidential Information of the Disclosing Party (including, without limitation, all copies, synopses and summaries thereof, regardless of the form in which such information is stored) shall be, at the Recipient's option, promptly returned to the Disclosing Party or destroyed. Notwithstanding the foregoing sentence, the Recipient may retain one copy of each item or tangible Confidential Information of the Disclosing Party in a secure location solely for purposes of enforcement of this Agreement.

5.5 Upon learning of any unauthorized disclosure or use of Confidential Information, the party learning of such disclosure shall promptly inform the other party hereto about such disclosure.

5.6 Each of ICT and Client hereby acknowledges and agrees that (i) the provisions and restrictions contained in this Section 5 are reasonable and necessary for protection of the legitimate interests of the parties hereto; (ii) neither ICT nor Client would have entered into this Agreement in the absence of such provisions and restrictions; and (iii) any violation of any provision of this Section 5 by a party hereto or such party's Representatives may result in irreparable injury to the other party, which injury may be inadequately compensable in monetary damages. Accordingly, the parties hereby acknowledge and agree that each of ICT and Client shall be entitled to seek preliminary and/or permanent injunctive relief from the other party for any violation or threatened violation of this Section 5 by such other party or by such other party's Representatives, without the necessity of proving actual damages or posting any bond or other security. The rights and remedies of each party under this Section 5.6 shall be cumulative and in addition to any other rights or remedies to which such party may be entitled under this Agreement, at law or in equity.

SECTION 6.  Representations and Warranties

6.1 ICT represents and warrants that it his obtained and will maintain during the term of this Agreement all licenses, permits or approvals required for ICT to perform the Services in each and every jurisdiction having authority over ICT's performance of such Services.

6.2 ICT represents and warrants that it will perform the Services in material compliance with all applicable laws, rules and regulations, including without limitation laws, rules and regulations of the United States Postal Service, the Federal Communications Commission, Federal Trade Commission, Federal Reserve Board and the Food and Drug Administration.

6.3 Each of ICT and Client represents and warrants to the other that (i) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and by general principles of equity; (ii) the execution, delivery and performance of this Agreement by such party does not and will not conflict with or constitute a breach or default under its charter documents, or any agreement, contract, commitment or instrument to which it is a party, or the requirements of any governmental or regulatory authority; and
(iii) such party has the full and unencumbered right, power and authority to enter into this Agreement and to otherwise carry out its obligations hereunder.

SECTION 7.  Indemnification

7.1 Client hereby agrees to indemnify, defend, and hold harmless ICT and its subsidiaries, affiliates, shareholders, directors, employees and agents (each, an "ICT Indemnified Party") from and against any and all claims, actions, liabilities, judgments, losses, costs, fees and expenses (including without limitation reasonable attorneys' fees) (collectively, "Losses") to the extent such Losses are incurred in the defense or settlement of a third party lawsuit or other action (or in satisfaction of a judgment or order arising therefrom), which lawsuit or other action seeks damages that are attributable or allegedly attributable to any Client product and/or service that is the subject of the Services or Supplemental Services provided by ICT hereunder, or Client's breach of this Agreement, except to the extent such Losses are attributable to negligence or willful misconduct on the part of an ICT Indemnified Party.

7.2 Subject to the following two sentences, ICT and each ICT Indemnified Party shall (i) provide Client with prompt written notice of tiny claim, suit, demand or other action for which any ICT Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement; (ii) grant Client full authority and control over the defense and settlement of any such claim, suit, demand or other action; and (iii) reasonably cooperate with Client and its agents in defense of any such claim, suit, demand or other action. Each ICT Indemnified Party shall have the right to participate in the defense of any claim, suit, demand or other action for which such ICT Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement, by using attorneys of its, his or her choice, at its, his or her own expense. Any proposed settlement of any claim, suit, demand or other action for which any ICT Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement shall be subject to the prior written approval of all involved ICT Indemnified Parties, such approval not to be unreasonably withheld.

7.3 ICT hereby agrees to indemnify, defend, and hold harmless Client and its subsidiaries, affiliates, shareholders, directors, employees and agents (each, a "Client Indemnified Party") from and against any and all Losses to the extent such Losses are incurred in the defense or settlement of a third party lawsuit or other action (or in satisfaction of a judgment or order arising therefrom), which lawsuit or other action seeks damages that are attributable or allegedly attributable to any Services or Supplemental Services provided by ICT hereunder, except to the extent that such Losses are attributable to negligence or willful misconduct on the part of a Client Indemnified Party.

7.4 Subject to the following two sentences, Client and each Client Indemnified Party shall (i) provide ICT with prompt written notice of any claim, suit, demand or other action for which any Client Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement; (ii) grant ICT full authority and control over the defense and settlement of any such claim, suit, demand or other action; and (iii) reasonably cooperate with ICT and its agents in defense of any such claim, suit, demand or other action. Each Client Indemnified Party shall have the right to participate in the defense of any claim, suit, demand or other action for which such Client Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement, by using attorneys of its, his or her choice, at its, his or her own expense. Any proposed settlement of any claim, suit, demand or other action for which any Client, Indemnified Party seeks to be reimbursed, indemnified, defended or held harmless under this Agreement shall be subject to the prior written approval of all involved Client Indemnified Parties, such approval not to be unreasonably withheld.

SECTION 8.  DISCLAIMERS; Limitations of Liability

8.1 EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, ICT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR AT LAW, WITH RESPECT TO THE SERVICES AND SUPPLEMENTAL SERVICES PROVIDED OR TO BE PROVIDED BY ICT HEREUNDER, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE COMPLETENESS OR ACCURACY OF ANY INFORMATION RECORDED, PROCESSED OR TRANSMITTED BY ICT. EXCEPT FOR ICT'S INDEMNIFICATION OBLIGATION UNDER SECTION 7.3 ABOVE, CLIENT'S SOLE REMEDY AND ICT'S SOLE RESPONSIBILITY WITH RESPECT TO ANY ERRORS OR OMISSIONS IN INFORMATION TRANSMITTED BY ICT SHALL BE LIMITED TO CORRECTION OF SUCH ERRORS OR OMISSIONS AND RETRANSMISSION OF THE CORRECTED INFORMATION AT NO ADDITIONAL EXPENSE TO CLIENT.

8.2 EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 ABOVE, OR AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST SAVINGS, LOST FUTURE EARNINGS AND LOST ECONOMIC ADVANTAGE) SUFFERED OR INCURRED

BY SUCH OTHER PARTY OR ANY THIRD PARTY IN CONNECTION WITH THIS AGREEMENT OR PERFORMANCE OR NONPERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY Of SUCH DAMAGES.

8.3 EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.3 ABOVE AND FOR THE PROVISIONS OF SECTION 14.3 AND ANY MINIMUM VOLUME REQUIREMENTS UNDER THIS AGREEMENT, NEITHER PARTY'S LIABILITY TO THE OTHER IN CONNECTION WITH THIS AGREEMENT OR PERFORMANCE OR NONPERFORMANCE HEREUNDER SHALL EXCEED THE AMOUNT ACTUALLY PAID OR PAYABLE BY CLIENT FOR SERVICES AND/OR SUPPLEMENTAL SERVICES.

8.4 The parties hereto acknowledge and agree that the foregoing disclaimers and limitations of liability represent bargained for allocations of risk, and that the pricing and other terms and conditions of this Agreement reflect such allocations of risk.

SECTION 9.  Financial Terms

9.1 Client agrees to pay for the Services and Supplemental Services if any provided by ICT hereunder. Pricing for such Services shall be as set forth on Schedule C hereto. Pricing for Supplemental Services shall be as mutually
----------
agreed to in writing by the parties.

9.2 Client agrees to reimburse ICT, after the initial program implementation, for all coach travel, lodging, meals and related expenses actually and reasonably incurred by ICT or its personnel at the request of client and in connection with performance of Services or Supplemental Services hereunder. In addition, Client agrees to compensate ICT for any Stranded Costs incurred by ICT hereunder. As used herein, "Stranded Costs" means (i) costs and expenses reasonably incurred by ICT in connection with managing, recruiting, screening and hiring telephone representatives to perform Services or Supplemental Services hereunder where unreasonable delays and/or cancellations by Client prevent ICT from using such telephone representatives to produce revenues for ICT, and (ii) production revenue losses reasonably incurred by ICT because unreasonable project delays and/or cancellations by Client prevent ICT from utilizing production capacity that has been allocated to Client.

9.3 On March 1 of each calendar year (excluding the calendar year of the Effective Date), the amounts set forth in Schedule C shall be automatically
                                          ----------
increased by two percent (2%). Upon each such adjustment, the amounts set for the Schedule C as so adjusted shall be the amounts applicable to all Services
    ----------
performed on or after the date of such adjustment and shall remain in effect until such amounts are further adjusted in accordance with the foregoing sentence.

9.4  All payments shall be in U.S. Dollars.

9.5 Client shall be responsible for payment of all sales, use, personal property, or other taxes, legally required to be paid for the Services and Supplemental Services provided hereunder, excluding taxes on ICT's gross or net income, net worth or assets, which shall be the sole responsibility of ICT.

SECTION 10.  Service Enhancement Request

10.1 Client may request changes to, modifications of, and work in addition to that identified pursuant to Schedule A by submitting written Service Enhancement
                            ----------
Requests to ICT from time to time during the term of this Agreement. Promptly following ICT's receipt of a Service Enhancement Request from Client, ICT shall inform Client whether ICT, in its sole discretion, agrees to accept the Service Enhancement Request and whether and to what extent the Service Enhancement Request will require adjustment of the amounts to be paid to ICT for Services hereunder, the Service Levels for such Services and/or any other terms or conditions of this Agreement (collectively, "Adjustments"). If ICT agrees to accept the Service Enhancement Request, and Client agrees in writing to accept the Adjustments, ICT shall prepare an Approved Service Enhancement Request and the parties shall amend this Agreement to incorporate such Approved Service Enhancement Request in Schedule D.
                       ----------

SECTION 11.  Cooperation

11.1 The parties acknowledge and agree that performance of the Services at the specified Service Levels will require the continued definition and setting of Service priorities and the balancing of competing Service activities and schedules. Accordingly, during the term of term Agreement, on a periodic basis and at other times upon either party's request, the parties will meet (in person or via telephone conference) to define and set such Service priorities and to balance such competing Service activities and schedules.

11.2 ICT shall not be liable for failing to provide Services at the specified Service Levels to the extent that any such failure is directly attributable to a failure or delay on the part of Client to perform any of Client's material obligations hereunder, including without limitation Client's obligations hereunder to provide ICT with any equipment, services, information or other materials. Without limiting the foregoing, ICT shall not be liable for failing to provide Services at the specified Service Levels to the extent that any such failure is directly attributable to a failure or delay on the part of Client to correctly forecast anticipated call volumes in the attached Schedule A or
                                                            ----------
otherwise.

SECTION 12.  Right to Use Client's Name

12.1 Client hereby grants to ICT the right to refer to Client in press releases and government filings provided ICT has first obtained Client's written approval therefor. With respect to press releases referring to Client, ICT will provide Client with a copy of each such press release prior to distribution thereof to the general public. Client hereby further grants ICT (be right to refer to Client in marketing, advertising and public relations documents; provided, however, that ICT shall obtain client's prior written approval and provide Client with a copy of each such marketing advertising or public relations document in advance of release thereof to the general public, and that Client shall have approval thereof.

SECTION 13.  Assignment

13.1 Neither party hereto may assign or transfer this Agreement or any of such party's rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, either party hereto may assign or transfer this Agreement and all of such party's rights and obligations under this Agreement in connection with a merger or consolidation of such party or a sale of all or substantially all of such party's assets or stock. Subject to the foregoing limitation, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

SECTION 14.  Termination

14.1  This Agreement may be terminated upon written notice:

      a.  By either party, without cause, upon 120 days prior written notice.

      b. By either party hereto, to the extent permitted under applicable law, if the other party ceases to function as a going concern, becomes insolvent, makes and assignment for the benefit of its creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it (but only if such petition is not dismissed within 60 days thereafter), or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed over all or substantially all of the other party's assets;

      c. By either party hereto on account of a breach by the other party of any material term or condition of this Agreement, which breach shall not have been remedied or cured within the 90-day period immediately following written notice of such breach to such other party.

14.2 If Client terminates this Agreement for any reason, within 30 days following Client's receipt of an invoice from ICT therefor, Client shall pay
ICT:

      a. For all Services and Supplemental Services, if any, performed by ICT prior to the effective date of such termination, at the rates set forth in Schedule C; except with respect to Services that Client
                   ----------
          alleges in good faith were not performed in accordance with the terms and conditions of this Agreement.

      b. All other amounts due and owing to ICT as of the effective date of such termination (including without limitation any monthly minimum amounts due and owing as set forth in Schedule C), except to the
                                                -----------
          extent that such amounts are disputed in good faith by Client; and

      c. All costs and expenses reasonably incurred by ICT in connection with the performance of Services or Supplemental Services, if any, on or after the effective date of such termination, but only to the extent that such costs and expenses could not have been reasonably avoided by ICT.

Client's responsibly to pay for any amounts disputed in good faith by Client shall be subject to the dispute resolution and arbitration provisions of Sections 15 and 16 below.

14.3 In addition to Client's payment obligations under Section l4.2, if Client terminates this Agreement other than for a breach by ICT of a material term or condition hereof, Client shall pay to ICT, within 30 days following Client's receipt of an invoice from ICT therefor, liquidated damages equal to ***.
For purposes of this Section 14.3 "Projected Monthly Revenue" shall mean the revenue forecasted and updated on a monthly basis for the twelve calendar months immediately following the effective date of termination hereof. Each of ICT and Client hereby acknowledges and agrees that such liquidated damages are to compensate ICT for lost profits ICT will suffer as a result of Client's termination of this Agreement prior to the end of the then-current term hereof, that such liquidated damages would be difficult, if not impossible to ascertain with reasonable certainty, and that the amount of such liquidated damages is reasonable in light of the foregoing circumstances.

14.4 In addition to any other provisions necessary to interpret the respective rights and obligations of the parties hereunder, the provisions of Sections 5, 7, 8, 14-18 and 21-24 shall survive any expiration or termination of this Agreement.

SECTION 15.  Arbitration
15.1 All disputes which may arise under, out of or in connection with this Agreement shall be settled by binding arbitration if the parties are unable to
                              -------
resolve them informally.

15.2 Whenever either party shall decide to institute arbitration with respect to a dispute concerning this Agreement or the satisfaction of any term or condition of this Agreement, such party shall provide written notice thereof to the other party hereto. Thereupon, the Parties hereto shall abide by the provisions of this Section 15 concerning such arbitration.

15.3 Except as modified by this Section 15, the proceedings shall be conducted under the rules of the American Arbitration Association. The arbitration shall be conducted before a panel of neutral arbitrators having appropriate knowledge and experience in handling commercial disputes. The arbitrators shall be appointed by the American Arbitration Association within 30 days following the date on which the arbitration is instituted. None of the arbitrators shall have any past or present relationship with or interest in the parties to this Agreement or their affiliates. The arbitration proceeding shall be conducted in Philadelphia, Pennsylvania and all decisions of the American Arbitration Association shall be rendered by its Philadelphia Office.

15.4 Unless the arbitrators for good cause determine otherwise, each party hereto shall bear one-half of the fees and expenses of the arbitrators and each party hereto shall bear its own costs and attorneys' fees in connection with the arbitration.

*** CONFIDENTIAL TREATMENT REQUESTED

Section 16.  Relationship of the Parties

16.1 In making and performing this Agreement, the parties hereto are acting and shall act as independent contractors. Neither party's personnel are not, nor shall they be deemed to be at any time during the term of this Agreement, employees of the other party hereto.

Section 17.  Non-Solicitation of Employees

17.1 During the initial term and any renewal term of this Agreement, and for a period of one year following the expiration or termination of this Agreement, neither party hereto, nor any related or affiliated organization over which such party has control, shall solicit for hiring (other than through advertisements directed to the general public), offer to hire, or in any way employ or compensate (i) any current employee of the other party hereto, or (ii) any person who has been employed by the other party hereto at any time during the immediately preceding six-month period, except with the prior written consent of such other party. Notwithstanding the foregoing sentence, neither party hereto shall be restricted from soliciting for hiring, offering to hire, employing and/or compensating any former employee of the other party if the former employee's employment with such other party was terminated by such other party.

17.2 Each of ICT and Client hereby acknowledges and agrees that (i) the provisions and restrictions contained in this Section 17 are reasonable and necessary for protection of the legitimate interests of the parties hereto; (ii) neither ICT nor Client would have entered into this Agreement in the absence of such provisions and restrictions; and (iii) any violation of any provision of this Section 17 by a party hereto or any related or affiliated organization over which such party has control may result in irreparable injury to the other party, which injury may be inadequately compensable in monetary damages. Accordingly, the parties hereby acknowledge and agree that each of ICT and Client shall be entitled to seek preliminary and/or permanent injunctive relief from the other party for any violation or threatened violation of this Section 17 by such other party or by any related or affiliated organization over which such party has control, without the necessity of proving actual damages or posting any bond or other security. The rights and remedies of each party under this Section 17 shall be cumulative and in addition to any other rights or remedies to which the such party may be entitled under this Agreement, at law or in equity.

Section 18.  Force Majeure

18.1 The obligations of each party under this Agreement shall be subject to any delays or nonperformance caused by a Force Majeure Event. As used herein, "Force Majeure Event" means any act or event beyond the reasonable control of the party affected by such act or event, including without limitation act of God, act of war, civil insurrection, riot, sabotage, embargo, strike, labor dispute, fire, explosion, flood, drought, severe weather, natural disaster, power failure, interruption or suspension, telecommunications equipment or service failure, interruption or suspension, failure of any supplier or vendor to perform as obligated, or compliance with any order or regulation of any government entity or authority.

18.2 The party whose performance is affected by a Force Majeure Event shall give prompt written notice to the other party or parties thereof, which notice shall state the details and expected duration of the event. The party not performing its obligations under this Agreement as a result of a Force Majeure Event shall use commercially reasonable efforts to resume full compliance with this Agreement as soon as is reasonably practicable.

Section 19.  Insurance

19.1 ICT, at its expense, shall secure and maintain at all times during ICT's performance of Services or Supplemental Services under this Agreement: (i) workers' compensation insurance coverage in such amounts as are required by the laws of the Commonwealth of Pennsylvania; and (ii) comprehensive general liability insurance coverage having a combined bodily injury, loss of life and property damage limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

19.2 ICT shall provide Client with Certificates of Insurance evidencing that ICT possesses the insurance required under this Section 19.

Section 20.  Governing Law and Related Matters

20.1 This Agreement is made and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania's principles governing conflicts of law.

Section 21.  No Rights in Third Parties

21.1 Except as expressly stated herein, nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the parties hereto or their permitted successors and assigns.

Section 22.  Notices
22.1 All notices provided for or permitted under this Agreement shall be in writing and sent to the following address:

Address for Notices to ICT Group:         Address for Notices to Client:
ICT Group, Inc.                           TheraSense
800 Town Center Drive                     1360 Smith Loop Road
Langhorne, PA 19047-1748                  Alameda, CA 94502
Attn: Chief Financial Officer             Attn:  Vice President,
Fax No.: 800-500-7906                     Professional Relations and Customer Service
                                          Fax No: 510-749-5401
With a Copy To:                           With a Copy To:
ICT Group, Inc.                           TheraSense
800 Town Center Drive                     1360 South Loop Road
Langhorne, PA 19047-174P                  Alameda, CA 94502
Attn: General Counsel                     Attn: General Counsel
Fax No.: 800-500-7906                     Fax No: 510-749-5401

22.2 Notices shall be deemed effective: (i) if delivered in person, when delivered; (ii) if delivered by facsimile, on the date of transmission if received by 5:00 pm, recipient's local time, on a business day of recipient or, it not, on the next succeeding business day of recipient; (iii) if delivered by commercial overnight courier, one business day after delivery to such courier; or (iv) if delivered by certified or registered U.S. mail, three business days after deposit in the mail.

Section 23. Miscellaneous

23.1 Amendment. No amendment, modification or supplement of any provision of
     ---------
this Agreement or any Schedule hereto will be valid or effective unless made in writing and signed by duly authorized representatives of both parties to this Agreement.

23.2 Waiver. No term or provision hereof will be considered waived by either
     ------
party hereto, and no breach consented to by either party hereto, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver or consent is asserted. No consent to or waiver of a breach by either party hereto, whether express or implied, will constitute a consent to, waiver of, or excuse for any other, different, or subsequent breach by such party.


23.3 Severability. Any of the provisions of this Agreement which are determined
     ------------
to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

23.4  Entire Agreement.  This Agreement together with the Schedules hereto
      ----------------
constitutes the entire agreement between the parties hereto with respect to subject matter hereof and thereof. This Agreement and the Schedules hereto supersede all prior or simultaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof and thereof, whether written or oral. If there is any inconsistency or conflict between the provisions of the main body of this Agreement and the provisions of any Schedule hereto, the provisions of the main body of this Agreement shall be controlling and shall govern.

23.5  Counterparts.  This Agreement shall become binding when any one or more
      ------------
counterparts hereof, individually or taken together, shall bear the signatures each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of Effective Date by their duly authorized representatives:

ICT Group, Inc.                     TheraSense

By: ________________________        By: ________________________

Name:  John Campbell                Name: ______________________

Title: President, Sales             Title: _____________________

Date: ______________________        Date: ______________________

                                  SCHEDULE A
                               SCOPE OF SERVICES

General Description of Services

ICT Group shall provide customer service, technical support, help desk and order processing for TheraSense ("Client") for the FreeStyle(R) glucose monitoring device. ICT Group will answer all inquiries and conduct troubleshooting until all issues are resolved to the satisfaction of the customer. Customers include: consumers, patients, caregivers, friends, family, healthcare professionals, trade and the TheraSense salesforce.

ICT Group will be the primary service site while the Client will maintain a small satellite support group at the Client's site (3 customer service representatives or "super-users") and will connect into the ICT Group call management system. The purpose of this group is to maintain a customer service presence at the Client as well as potentially provide an escalation group for ICT Group. The Client will bear the cost of any data or voice lines to connect their site to ICT Group's systems.

ICT Group will work in partnership with TheraSense and their partners for the different facets of the overall customer service program: San Francisco Interactive for website development, management and e-commerce; Livingston Health Services, Inc. for product distribution, inventory, accounts receivable and order processing; Procure.com for initial order processing and Continental Promotions for warranty cards and rebate program.

The program is scheduled to go live on March 10, 2000; however the product launch will most likely be delayed until late April or early May. The ramp-up schedule for implementation will be provided as agreed upon with the Client.

800 Number/Telecommunications

One toll-free number (888-522-5226) will be utilized for all customer service and order capture calls. The number is currently maintained by the Client who will be transferring the number to ICT Group. A second number (800-453-6716) will be utilized for the rebates. The long distance carrier will be AT&T. The 800 telcom charges will be billed directly to ICT Group. The toll-free number will be promoted in all FreeStyle literature, packaging, marketing materials and on the website. TheraSense will retain ownership of both numbers and in the event of a termination of this Agreement, the numbers shall be transferred back to TheraSense.

Connectivity

The following will be the configuration for connectivity between the Client and
ICT:

ICT will arrange for a 128k Frame Relay connection between ICT and the Client to support system connectivity.

ICT will arrange for a CISCO 2600 router, through our vendor, AT Trans, who will provide installation with two ethernet ports and two serial ports, with modem for remote configuration. CSU/DSU configuration to be determined based on availability to the vendor, usually within the router itself. Performance: guaranteed 64k with a 128k burst.

The Client will be utilizing their current printers. The use of virtual printers can be explored if necessary.

ICT will provide a cost evaluation for a backup 128K ISDN dial up connection under separate cover at the Client's request.

Hours of Operation

Hours of operation for the customer service line will be 24 hours per day, seven days per week, 365 days per year. The group of CSRs at TheraSense will handle calls between the hours of 9.00 am - 5:00 pm, Pacific Time, Monday through Friday.

Facilities

This program will be conducted in the ICT Medical Marketing Services call center in Langhorne, PA. TheraSense will be provided with a dedicated segment of the facility for the team. ICT Group will comply with all of TheraSense's ergonomic requirements for the CSR workstations as discussed during the implementation meeting.

Customer Contacts

TheraSense estimates the following call volume for customer service/technical support and ordering for 2000 which have been used to project FTE requirements for each month between March and December 2000. The Client has not yet provided call volume estimates for the marketing promotion calls which will also be handled by ICT Group. Once we receive these call volumes, FTE projections will be adjusted accordingly if necessary.

The Client will be responsible for providing the annual forecast of call volume the first week in December of the current year for the following year for the duration of the contract. This volume forecast will provide the basis for staffing projections and minimum revenue projections.

Inbound technical      March  April   May   June   July   August  September  October  November  December  TOTALS
support &/or
rebate/warranty
card calls
----------------------------------------------------------------------------------------------------------------
TheraSense                 -      -    800    800  1,600   1,600      1,600    1,600     1,600     1,600  11,200
----------------------------------------------------------------------------------------------------------------
ICT Group              1,000  1,000  1,000  1,500  3,000   6,000      9,800   11,800    15,800    22,800  73,700
----------------------------------------------------------------------------------------------------------------
Totals                 1,000  1,000  1,800  2,300  4,600   7,600     11,400   13,400    17,400    24,200  84,900
----------------------------------------------------------------------------------------------------------------
Inbound sales order
 calls via 800 #
----------------------------------------------------------------------------------------------------------------
ICT Group                  -      -  2,450  1,470  1,500   1,500      1,542    1,700     1,800     2,072  14,034
----------------------------------------------------------------------------------------------------------------
Inbound eCommerce
 contacts
(call or via web)
----------------------------------------------------------------------------------------------------------------
Inbound Promotion        TBD    TBD    TBD    TBD    TBD     TBD        TBD      TBD       TBD       TBD     TBD
 Calls
ICT Group
                     -------------------------------------------------------------------------------------------
                           -      -    123     74     75      75         77       85        90       104     703
----------------------------------------------------------------------------------------------------------------
Total ICT Group        1,000  1,000  3,573  3,044  4,575   7,575     11,419   13,585    17,690    24,976  88,437
 Inbound Contacts
 Volume
----------------------------------------------------------------------------------------------------------------
Inbound ICT Group        150    150    536    457    686   1,136      1,713    2,038     2,654     3,746  13,266
 contacts requiring
 Spanish (15%)
----------------------------------------------------------------------------------------------------------------

Call Types
The majority of the calls will be technical support within the following areas: functionality of the monitor, accuracy, calibration, lancing device. The remainder of the calls will be for orders, labeling or packaging issues or service-related issues or questions.

Average Talk Time
Average talk time for technical support and customer service is estimated at 10 minutes (7.5 minutes with a 2.5 minute wrap-up). Average talk time for an order is estimated at 5 minutes.

CSR Profile
ICT Group will provide a group of operators in a dedicated environment. There will be a mix of Registered Nurses (RNs) and non-healthcare professional Customer Service Representatives (CSRs) on the team. The Client will provide a Success Profile for the ideal representative, which includes the following:

 .    Excellent Oral Communications
 .    Life Science background and familiar with blood glucose screening
 .    Strong work orientation/work ethic
 .    Sensitive, compassionate, empathetic
 .    Trouble and rapid issue resolution skills
 .    Multi-tasking skills
 .    Adaptability/flexibility/learning orientation
 .    Technical skills

All CSRs will be subject to final approval from the Client prior to training.

CSR Staffing
The Client has provided call volume projections for 2000 from March through December for Customer Service and Order Calls. At this time, there is no call distribution by day or by hour. For budget purposes, ICT Group has provided the FTE requirements to manage this call volume based on other models of call distribution for 24/7 programs. In reality, the staffing plan will be developed based on actual call volume, call length and call arrival patterns and approved by the Client to determine exact hours of coverage per day.

Bilingual staffing requirements have not yet been determined. Initially, ICT Group will utilize the Language Line translation services until call volume by language can be determined. Once we receive significant volume to warrant bilingual staffing, a staffing plan for bilingual CSRs will be presented to the Client for approval.

The following are the projected FTEs for RNs and CSRs for 2000:

----------------------------------------------------------------------------------------------------------
      Month             Consumer Calls          Order Calls              TOTAL             FTE Staff Mix
----------------------------------------------------------------------------------------------------------
                        Volume      FTE       Volume       FTE             FTE             RN        CSR
----------------------------------------------------------------------------------------------------------
March                    1,000      10.5           0          0             10.5            3        7.5
----------------------------------------------------------------------------------------------------------
April                    1,000      10.5           0          0             10.5            3        7.5
----------------------------------------------------------------------------------------------------------
May                      1,000      10.5       2,573          2               12            3          9
----------------------------------------------------------------------------------------------------------
June                     1,500      11.5       1,544          2             13.5            3       10.5
----------------------------------------------------------------------------------------------------------
July                     3,000        14       1,575          2               16            3         13
----------------------------------------------------------------------------------------------------------
August                   6,000        17       1,575          2               19            3         16
----------------------------------------------------------------------------------------------------------
September                9,800        22       1,619          2               24            4         20
----------------------------------------------------------------------------------------------------------
October                 11,800        26       1,785        2.5             28.5            4       24.5
----------------------------------------------------------------------------------------------------------
November                15,800        31       1,890        2.5             33.5            4       29.5
----------------------------------------------------------------------------------------------------------
December                22,800        40       2,176       2.75            42.75            4       38.7
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Totals                  84,900                14,737
----------------------------------------------------------------------------------------------------------

Training
ICT Group and the Client will conduct a three-to-four week training that includes systems training for an estimated total of 120 hours. Training for the first class will be longer in length and closer to 140 hour. Future training will be consolidated and condensed and should consist of 120 hours. The Client and ICT Group training personnel will conduct training at ICT Group. ICT Group will be responsible for providing all training documentation.

ICT Group will also be responsible for installing the Astute PowerCenter software and training the Client customer service team in Alameda.

Ongoing training will be conducted for new product information, line extensions, etc. and will be billed on an hourly basis as needed. Attrition training will be paid for by ICT Group after the initial training class.

System Development and Programming
ICT Group will be utilizing the Astute PowerCenter call management software to support the customer service and troubleshooting tracking and resolution.
Astute will be programming the customization to the software at $125 per hour. Any additional programming needs which requires Astute personnel will be charged at $125 per hour. ICT Group programming resources, who will be trained in the Astute system will be charged at $85 per hour on an ongoing basis.

Web Interface to Call Center
ICT will provide TheraSense with our Net2Tel web collaboration tool utilizing the WebLine's Collaboration solution. Through this service, Therasense can directly connect customers and prospects from their website to the highly-skilled customer service representatives in ICT Group's Web-enabled Medical Marketing Services call Center.

The Net2Tel service utilizing WebLine will provide the following to TheraSense:

     .    Two-way Web page sharing
     .    Follow-Me Browsing
     .    Form Collaboration for sharing standard Web-based forms
     .    Real-time application sharing (demo and share any Windows application)
     .    Collaborative whiteboarding
     .    Conferencing (one-to-many, many-to-many)
     .    Supports collaboration on secure e-commerce sites
     .    Integration with Aspect ACD

Utilization of WebLine for CyberConference
One of the additional benefits to TheraSense for utilizing ICT Group to host WebLine is our ability to offer their CyberConference "Webinar" feature. This would eliminate the need for TheraSense to make the investment in hardware and software to host WebLine and would allow TheraSense to pay on a cost-per-event basis.

TheraSense estimates that they would use the conferencing feature for sales meetings about twice per month with 50-100 participants. They further estimate using the system for CME educational programs approximately once per quarter with a smaller number of participants. ICT Group would be responsible for hosting the system, providing the set-up and access.

E-mail Handling
All emails from the website will initially be handled by the Client's internal group so that the volume, frequency and type can be assessed. Once the volume becomes significant (50+ emails per day), the Client will transition e-mail handling to ICT Group through the use of either our Mustang software system or the e-mail capabilities of the PowerCenter software.

White Mail Handling
All white mail which comes into the Client will be handled by the Client's customer service group.

Medical Device Reporting
MDR reporting will be handled by the Client with the assistance of ICT Group through a template which has been approved by the Client's regulatory and quality assurance departments. The Client will develop SOPs for any calls which may require transfer to the Client for handling.

Program Management
ICT Group will provide one dedicated senior-level program manager and one dedicated program coordinator for the duration of this program. As the program grows over time, ICT Group will assess the need to add additional dedicated resources to the team.

Quality Assurance
We will provide independent remote monitoring capabilities to the Client so that they have the ability to call toll-free number through our Aspect ACD and monitor their program any time of day without notifying ICT Group.

ICT Group will monitor together with the Client for calibration sessions to determine the Client's judgment on customer service practices. A customized monitoring evaluation form will be jointly developed which will be utilized for monitoring agents both locations. These forms will be reviewed with the Client during joint sessions.

Fulfillment
The Client has asked ICT Group to provide fulfillment services for those callers who would like additional information about the FreeStyle product. Although the final specifications for fulfillment have not been determined. ICT Group assumes that the Client will provide ICT Group with pre-printed, generic letters, brochures and envelopes. The letters will either be hand-addressed or a label affixed and metered and sent out first class. For budget purposes, ICT Group has assumed that 5% of callers or approximately 6,800 letters are sent out in 2000.

If the volume increases dramatically, or there are multiple fulfillment pieces that are available, ICT Group will make a determination if the fulfillment service will be outsourced to a third party.

Datawarehousing of Customer Data
All customer data related to this program will be housed within the PowerCenter system. We will be importing the website, order, warranty card and rebate information into the master database. At this time, it is ICT Group's understanding that we will be responsible for all datawarehousing. Additional data mining capabilities are available through a strategic partner if necessary.

All data contained in the database is the property of TheraSense and will be provided to them at any point in time.

Reporting Requirements
ICT Group will provide daily, weekly and monthly ACD reports, which outline call handling statistics for both the ICT agents and the Client agents. All database reports will be generated by the PowerCenter system. ICT Group will work with the Client during the implementation and post-implementation process to determine what reports will be generated. In addition, because the Client will have access to the system in Alameda, reports can be automatically generated by the Client on demand.

                                  SCHEDULE B
                                SERVICE LEVELS

1. Each month *** of calls answered within *** with an ASA of ***. Service level will be measured and reported daily with the objective to achieve the monthly target of ***.

2. Two weeks prior to the end of the month, the client will provide a 30-day forecast of expected call volumes for the next month. ICT Group will develop detailed call arrival forecasts and workforce-scheduling plans based on the forecast. ICT Group will be required to maintain service level targets provided the actual call volume is not greater than *** of the Client's forecast.

3.   Less than *** abandonment rate.

4. First call resolution: target *** of calls to be resolved by ICT Group staff. Status of all open troubleshooting forms to be communicated to the Client within 24 hours.

*** CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE C
                                    PRICING



Estimated Budget for 2000:

START-UP COSTS:
---------------
PROGRAM START-UP (January - March)                                                                ***
Includes:   Design meetings
            Script/Call Guide Development
            Recruitment of RNs/CSRs
            Training Development
            Coordination with all third party suppliers
            Report Development
            ***

SYSTEM ANALYSIS                                                                                   ***
***

SYSTEM PROGRAMMING FOR POWERCENTER                                                                ***
Astute will be responsible for programming the TheraSense system initially.
Any ongoing programming that does not require Astute will be conducted by
ICT Group programmers.
***

POWERCENTER LICENCES AT THERASENSE                                                                ***
***

MUSTANG E-MAIL SET-UP (OPTIONAL)                                                                  ***
The email system will be a potential add-on later in the program.
Estimates for set-up range from 20-60 hour depending on the number and complexity of the e-mail messages.

***

NET2TEL SET-UP                                                                                    ***

CONNECTIVITY TO THERASENSE                                                                        ***
Includes routers and configuration at both ends.

CONNECTIVITY TO OTHER THIRD PARTIES                                                               ***

FRAME RELAY (Pass through)                                                                        ***

DATA CONNECTION CHARGES (Pass through)                                                            ***
There will be a *** charge for each hour that the TheraSense CSRs are logged into the Aspect ACD and PowerCenter system through Winset.

*** CONFIDENTIAL TREATMENT REQUESTED

TRAINING                                                                                          ***
Assumes *** of product training for the initial training class. Future training classes should be *** of training. Includes product training, role-playing, systems training, and certification. Training budget assumes the maximum number of FTEs needed through December, 2000 and an initial attrition rate of approximately *** due to 24/7 coverage. TheraSense will be charged for actual training hours.


Initial training class:
***

Remaining training classes:

***

TRAINING OF THERASENSE CSRs                                                         *** per day + Expenses
Includes installation of ICT Group software, set-up and training.


OPERATING COSTS:
---------------
PROJECT MANAGEMENT (March - December)                                                             ***

Assumes one Senior level, dedicated program manager and one dedicated coordinator is required for this program.
Includes:  Over-all management
           Monitoring
           Coordination with all internal ICT Group departments
           Coordination with TheraSense Project Manager
           Coordination with all TheraSense partnered companies
           Standard daily, weekly, monthly reporting
Program Manager:  160 hours per month ***
Program Coordinator:  160 hours per month ***

DEDICATED LIVE OPERATOR CALL HANDLING                                                             ***
Hours below are based solely on FTE projections each month.  FTE is assumed to work
*** per month. Actual hours will be based on final staffing plan each month to handle inbound and outbound calls forecast by TheraSense.  Call volume includes customer service/technical support and order capture  calls; at this time, call volume has not been provided for marketing-driven promotional calls. Projections below do not account for bilingual CSRs.  Hourly rate is for labor costs only.  800 telcom billed separately as a pass-through.

*** CONFIDENTIAL TREATMENT REQUESTED

Tiered Pricing Discount for Monthly CSR Hours:
---------------------------------------------
***

March:                     ***

April:                     ***

May:                       ***

June:                      ***

July:                      ***

Aug:                       ***

Sept:                      ***

Oct:                       ***

Nov:                       ***

Dec:                       ***

Note: Daytime rate for RNs is *** per hour, third shift and weekends is *** per hour. Bilingual staffing will be charged at *** per hour.

Note: For 2000, the minimum call handling revenue will be no less than ***.
For subsequent years, the monthly minimum charge will be *** of forecasted revenue. Forecasts will be revised on a monthly basis beginning in May, 2000 for a rolling 12 month period. A monthly staffing plan based on actual volume, call distribution and call length will be provided to TheraSense.

*** CONFIDENTIAL TREATMENT REQUESTED

NET2TEL STATION FEE

Tiered Pricing:
1-4 Stations                                                                 ***
5-15 Stations                                          *** per station per month
16-25 Stations                                         *** per station per month
26+ Stations                                           *** per station per month

WEBLINE CYBERCONFERENCE SERVICE                                        per month

Monthly operational fee.

E-MAIL RESPONSES
Customized e-mail Responses by RNs/CSRs                                      ***
Automated e-mail Responses                                                   ***

LANGUAGE LINE SERVICE (Pass-through)
Enrollment fee                                                               ***
Monthly Minimum Charge applied against usage                                 ***
***

Per minute rates:

----------------------------------------------------------------------------------------------------
                       Languages                        Daytime                 Nights/Weekends
                                                   (5 am - 5 pm, PT)           (5 am - 5 pm, PT)
----------------------------------------------------------------------------------------------------
Tier 1    Spanish                                           ***                         ***
----------------------------------------------------------------------------------------------------
Tier 2    Chinese (Mandarin & Cantonese),                   ***                         ***
          French, Japanese, Korean, Russian,
          Vietnamese
----------------------------------------------------------------------------------------------------
Tier 3    Armenian, Cambodian, German,                      ***                         ***
          Haitian Creole, Italian, Polish,
          Portuguese
----------------------------------------------------------------------------------------------------
Tier 4    Farsi, Tagalog, Thai, Urdu and all                ***                         ***
          other languages offered by Language
          Line Services
----------------------------------------------------------------------------------------------------

IVR VOICEMAIL                                                                           ***
Assumes the use of a voicemail system for callers to leave a message if all operators are busy. Assume *** of calls leave an IVR message. ***.

                                      -4-

*** CONFIDENTIAL TREATMENT REQUESTED

AT&T 800 NUMBER TELECOM CHARGES                                                             ***
(Pass-through)
Live: ***
IVR: ***

CALL TRANSFER TO THERASENSE                                                                 ***

FULFILLMENT OF LITERATURE                                                                   ***
Assumes that *** of callers request information.
Assumes that the fulfillment includes the following:
Generic pre-printed letter
One-enclosure
Handwritten address on #10 envelope
Assembly and meter first class

DIRECT EXPENSES:
---------------
FIRST CLASS POSTAGE                                                                         ***
  ***                                                                       -------------------

TOTAL ESTIMATED BUDGET                                                                      ***

If the assumptions stated above used to establish the pricing set forth in this Schedule C change, ICT Group reserves the right to modify such pricing. Actual charges will be adjusted at time of billing to reflect actual production for this program.

ANCILLARY COSTS:
----------------
MAGNETIC TAPE                                                                               ***
DISKETTES                                                                                   ***
BBS TRANSFER                                                                                ***
SYSTEM ANALYSIS                                                                             ***
ASTUTE PROGRAMMING                                                                          ***
AD-HOC PROGRAMMING                                                                          ***
TELEPHONE NUMBER LOOK-UP                                                                    ***
MANUAL FAX CHARGES                                                                          ***
AUTOFAX CHARGES                                                                             ***
SHIPPING/POSTAGE                                                                            ***
MATERIALS                                                                                   ***
TRAVEL EXPENSES POST-IMPLEMENTATION                                                         ***

                                      -5-

*** CONFIDENTIAL TREATMENT REQUESTED